UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2005

Analogic Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-977-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2005, Analogic Corporation (the "Corporation") entered into indemnity agreements with each of the following directors and executive officers of the Corporation (each, an "Indemnitee"): James J. Judge (director), Michael T. Modic (director), Bruce W. Steinhauer (director), Edward F. Voboril (director), John W. Wood Jr. (director and executive officer), John J. Millerick (executive officer), and Alex A. Van Adzin (executive officer). The Corporation previously entered into substantially the same form of indemnity agreement with each of the following current directors of the Corporation: M. Ross Brown, Bernard M. Gordon, John A. Tarello, and Gerald L. Wilson.

Each indemnity agreement provides that, subject to certain limitations specified elsewhere therein, the Corporation shall indemnify the Indemnitee if he is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding, including, without limitation, a Proceeding by or in the right of the Corporation to procure a judgment in its favor, against all Losses and Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding.

Each indemnity agreement also provides that, subject to certain limitations specified elsewhere therein, the Corporation shall indemnify the Indemnitee if he is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he was or is a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all Losses and Expenses actually and reasonably incurred in connection with the defense or settlement of such Proceeding.

Each indemnity agreement further provides that the Expenses incurred by the Indemnitee in any Proceeding governed by the relevant sections of the indemnity agreement shall be paid by the Corporation at reasonable intervals in advance of any final disposition of such Proceeding, provided that the Indemnitee shall undertake to repay such amounts to the Corporation if it shall ultimately be determined by a court in a final adjudication from which there is no further right of appeal that he was not entitled to indemnification of such Expenses.

As used in each indemnity agreement, the term "Expenses" includes, without limitation thereto, expenses of investigations or judicial or administrative proceedings or appeals, attorneys' and accounting fees and disbursements, taxes, expenses of being a witness in a Proceeding, and any expenses of establishing a right to indemnification under or otherwise enforcing the indemnity agreement.

As used in each indemnity agreement, the term "Losses" means amounts which the Indemnitee pays as a result of a claim or claims made against him in any Proceeding, including, without limitation, damages, judgments, liabilities, fines, penalties, and sums paid in compromise or settlement of a claim or claims.

As used in each indemnity agreement, the term "Proceeding" shall include any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which the Indemnitee may be or may have been involved as a party, a witness, or otherwise, by reason of the fact that the Indemnitee is or was a director and/or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such director and/or officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, trustee, employee, partner, or agent of another corporation, partnership, joint venture, trust, or other organization, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement shall be requested or provided for under the indemnity agreement.

The foregoing description of the indemnity agreements is qualified in its entirety by reference to the form of indemnity agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description
10.1 Form of Indemnity Agreement for Analogic Corporation’s Directors and Executive Officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

June 16, 2005	By:	Alex A. Van Adzin

Name: Alex A. Van Adzin
Title: Vice President, General Counsel, and Corporation Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnity Agreement for Analogic Corporation's Directors and Executive Officers